FORM OF INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT is made and executed effective as of the [__] day of [_____], 2018 by and between State Bank Financial Corporation, a Georgia corporation (the “Company”), and [____], an individual resident of the State of [___] (“Indemnitee”).
WHEREAS, the Company is aware that, in order to induce highly competent persons to serve the Company as directors or in other capacities, the Company must provide such persons with adequate protection through exculpation of directors from personal liability (as set forth in the Company’s Amended and Restated Articles of Incorporation (“Articles”)), the Company’s Bylaws (“Bylaws”), directors and officers liability insurance, advancement of expenses and indemnification against risks of claims and actions against them, and against damage to their professional or personal reputations resulting from allegations, claims, actions and investigations, arising out of or relating to their service to and activities on behalf of the Company;
WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company’s shareholders that the Company act to assure such persons that there will be increased certainty of such protection in the future;
WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify and advance the expenses of such persons to the fullest extent permitted by applicable law and to guarantee such persons would realize the benefit of any subsequent changes in applicable law relating to indemnification or advancement of expenses so that they will continue to serve the Company free from undue concern that they will not be so indemnified, thereby ensuring that the decisions of such persons for or on behalf of the Company will be independent, objective and in the best interests of the Company’s shareholders;
WHEREAS, it is reasonable, prudent and necessary for the Company to provide such persons with the specific contractual assurance that the exculpation from personal liability for directors, the right to directors and officers liability insurance and the rights to indemnification and advancement of expenses provided to them remain available regardless of, among other things, any amendment to or revocation of the indemnification or advancement of expenses provisions in the Articles or the Bylaws or any change in composition or philosophy of the Company’s Board of Directors such as might occur following an acquisition or Change in Control of the Company; and
WHEREAS, to the extent requested, Indemnitee is willing to serve, continue to serve, and take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee do hereby agree as follows:
1. Indemnification. The Company hereby agrees to hold harmless and indemnify Indemnitee if Indemnitee is or was a party to, or is threatened to be made a party to, a Proceeding by reason of

Indemnitee’s Corporate Status to the fullest extent permitted by the Georgia Business Corporation Code, as amended (“GBCC”), as the same now exists or may hereafter be amended (but only to the extent any such amendment permits the Company to provide broader Indemnification rights than the GBCC permitted the Company to provide prior to such amendment), whether the actions or omissions (or alleged actions or omissions) of Indemnitee giving rise to such Indemnification (including the advancing of Expenses) occurs or occurred before or after the Effective Date; provided, however, that, except as provided in Sections 6, 8 and 10 of this Agreement, Indemnitee shall not be entitled to Indemnification or advancement of Expenses in connection with a Proceeding initiated by Indemnitee (other than in a Corporate Status capacity) against the Company or any director or officer of the Company unless the Company has joined in or consented in writing to the initiation of such Proceeding; provided, further, that, notwithstanding any other provisions contained herein, this Agreement and the rights and obligations of the parties hereto are subject to the requirements, limitations and prohibitions set forth in state and federal laws, rules, regulations and orders regarding indemnification and prepayment of expenses, legal or otherwise, and liabilities, including, without limitation, Article 8, Part 5 of the GBCC, Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Federal Deposit Insurance Corporation’s Rules and Regulations and any successor regulations thereto.
2. Indemnification for Expenses When Acting as a Witness, Etc. To the extent that Indemnitee acts as a witness or other participant in any Proceeding, Indemnitee shall be indemnified by the Company against all Expenses imposed upon or incurred by Indemnitee in connection therewith, without any further authorization, determination or action under the GBCC, the Articles, the Bylaws, this Agreement or otherwise.
3. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or was, by reason of Indemnitee’s Corporate Status, a party to and is successful on the merits or otherwise in any Proceeding, Indemnitee shall be indemnified against Expenses imposed upon or incurred by Indemnitee in connection with the Proceeding, regardless of whether Indemnitee has met the standards set forth in the GBCC and without any further authorization, determination or action under the GBCC, the Articles, the Bylaws, this Agreement or otherwise. If Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses imposed upon or incurred by or on behalf of Indemnitee in connection with each claim, issue or matter with respect to which Indemnitee was successful. For the purposes of this Section 3 and without limiting the foregoing, (a) the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, and (b) a decision by any government, regulatory or self-regulatory authority, agency or body not to commence or pursue any investigation, civil or criminal enforcement matter or case or in any civil suit, shall be deemed to be a successful result as to such claim, issue or matter.
4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to Indemnification by the Company for some or a portion of the Expenses, judgments, fines, claims, losses, liabilities and amounts paid in settlement imposed upon or incurred by Indemnitee in connection with the investigation, defense, appeal or settlement of a Proceeding covered by Section 1 of this Agreement, but is not entitled to Indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, claims, losses, liabilities and amounts paid in settlement imposed upon or incurred by Indemnitee to which Indemnitee is entitled.

5. Notification of Proceeding and Defense of Claims Against Indemnitee.
(a) To obtain Indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to Indemnification; provided that the failure to so notify the Company will not relieve the Company from any liability that it may have to Indemnitee under this Agreement or otherwise to the extent the failure or delay does not materially prejudice the Company. Any Expenses incurred by Indemnitee in connection with Indemnitee’s request for Indemnification shall be borne by the Company. Notwithstanding Section 10(e) of this Agreement, the Company hereby indemnifies and agrees to hold Indemnitee harmless for any Expenses incurred by Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of Indemnitee’s entitlement to Indemnification.
(b) The Company shall be entitled to participate in the defense of any Proceeding to which Indemnitee is or was a party by reason of Indemnitee’s Corporate Status or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee, provided, however, if Indemnitee concludes in good faith that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in the Proceeding include both Indemnitee and the Company and Indemnitee concludes that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, (c) any representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, or (d) following a Change in Control, the Company fails to engage counsel reasonably satisfactory to Indemnitee, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel) at the Company’s expense.
(c) The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that the Company shall be deemed to have consented to any settlement if the Company does not object to such settlement within 30 days after receipt by the Company of a written request for consent to such settlement. The Company shall be required to obtain the consent of Indemnitee to settle any Proceeding in which Indemnitee is named as a party or has potential liability exposure, unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of the Proceeding.
(d) The Company will promptly notify its relevant insurers as soon as practicable after the receipt of a notice of a claim for Indemnification in accordance with the procedures and requirements of such policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

6. Procedures for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnification that are as favorable as may be permitted under the law and public policy of the State of Georgia. Accordingly, the parties agree that the following procedures shall apply in the event of any question as to whether Indemnitee is entitled to Indemnification under this Agreement (provided; however, in the event the procedures for determination of entitlement to Indemnification as currently set forth in the GBCC are amended to create any material inconsistency between such procedures in the GBCC and the procedures set forth below, the procedures set forth below shall also be deemed to be amended in the same manner to the extent necessary to remove the inconsistency without any further action on the part of the Company or Indemnitee):
(a) The Corporate Secretary of the Company (or in the absence of the Corporate Secretary, the Chief Financial Officer of the Company) shall, promptly upon receipt of a claim for Indemnification from Indemnitee as set forth in Section 5 of this Agreement, advise the Board of Directors in writing that Indemnitee has requested Indemnification.
(b) Sections 1, 2, 3, 4 and 8 of this Agreement are intended to, and shall be deemed to, satisfy the requirements for authorization referred to in Section 14-2-859(a) of the GBCC or any successor provision and any other requirements of applicable law such that the Company shall be obligated to the maximum extent possible to provide such indemnification and advancement of Expenses without any further requirements for authorization or action referred to in Sections 14-2-853(c) or 14-2-855(c) of the Code or any successor provision, the Articles, the Bylaws, this Agreement, or otherwise. The Company shall act in good faith and expeditiously take all actions necessary or appropriate to make available the Indemnification, advancement of Expenses and other rights provided for Indemnitee in this Agreement, and shall expeditiously take all actions necessary or appropriate to remove any impediments or obstacles to such Indemnification, advancement of Expenses and other rights. If, notwithstanding the foregoing, a court of competent jurisdiction determines that any further determination or action is required, then, at the request of Indemnitee, such determination or action shall be made by Independent Counsel proposed by the Indemnitee and reasonably acceptable to the Company. Independent Counsel shall determine as promptly as practicable whether and to what extent Indemnitee is entitled to Indemnification under this Agreement and applicable law and shall render a written opinion to the Company and to Indemnitee to such effect. The Company agrees to be bound by, and not contest, appeal or seek reconsideration of, such opinion of Independent Counsel. The Company further agrees to pay the reasonable fees and expenses of Independent Counsel within 20 days after Independent Counsel’s statement for professional services rendered is submitted to the Company, and to fully indemnify Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Section 6 or its engagement pursuant hereto.
(c) Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to Indemnification, including providing to such person, persons or entity upon reasonable advance request such documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, members of the Board of Directors, or shareholders of the Company shall act reasonably and in good faith in making a determination under the Agreement of Indemnitee’s entitlement to Indemnification. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to Indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

7. Presumptions and Effects of Certain Proceedings.
(a) In making a determination with respect to entitlement to Indemnification or other rights under this Agreement, the person, persons or entity making such determination shall presume that Indemnitee is entitled to Indemnification or such other rights under this Agreement and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to the presumption. Neither the failure of the Company (including by its Board of Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that Indemnification is proper, or other rights are available, in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its Board of Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(b) To the extent such determination is required, if the person, persons or entity empowered or selected under Section 6(b) of this Agreement to determine whether Indemnitee is entitled to Indemnification or other rights are available shall not have made a determination within 30 days after receipt by the Company of the request therefor, the requisite determination shall be deemed to have been made and Indemnitee shall be entitled to such Indemnification or other rights, absent (i) actual fraud in the request for Indemnification or such other rights, or (ii) prohibition of such Indemnification or other rights under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 20 days, if the person, persons or entity making the determination with respect to entitlement to Indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to Indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the

Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 7(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to Indemnification under this Agreement.
8. Advancement of Expenses.
(a) All Expenses actually incurred by Indemnitee as a party, witness or other participant by reason of Indemnitee’s Corporate Status in connection with any Proceeding (including a Proceeding by or on behalf of the Company) shall be paid by the Company in advance of the final disposition of such Proceeding, if so requested by Indemnitee, within 10 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances. Indemnitee may submit such statements from time to time.
(b) Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith; provided, however, that, following a Change in Control or in the event of a Proceeding brought by or in the name of the Company, the Company agrees that Indemnitee shall be required to submit to the Company only summary statements and invoices, and that, in connection with such submissions, Indemnitee shall have the right to withhold or redact any documents or information that are protected by the attorney-client privilege or the attorney work product doctrine.
(c) Indemnitee’s submission of statements and requests for payment of Expenses pursuant to this Section 8 shall include or be accompanied by: (i) a written affirmation by Indemnitee of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for Indemnification under the GBCC or that the Proceeding involves conduct for which liability has been eliminated under a provision of the Articles as authorized by Section 14-2-202(b)(4) of the GBCC, and (ii) a written undertaking, executed personally or on behalf of Indemnitee, to repay any such amounts if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company pursuant to this Agreement or otherwise. Such undertaking must be an unlimited general obligation of Indemnitee, but need not be secured and shall be accepted without reference to the financial ability of Indemnitee to make repayment.
(d) The Company shall make advance payment of Expenses to Indemnitee, without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to Indemnification under the other provisions of this Agreement.
(e) Indemnitee’s entitlement to advancement of Expenses under this Section 8 shall continue until such time as a final determination of the Proceeding for which advancement or Indemnification is sought hereunder.

(f) Indemnitee’s entitlement to the advancement of Expenses under this Agreement shall include those incurred in connection with any Proceeding by Indemnitee, including any Proceeding, or court application or arbitration to enforce this Agreement pursuant to Section 10 of this Agreement.

(g) Any advances or undertakings to repay pursuant to this Section 8 shall be unsecured and interest free.
9. The Company’s Obligation to Pay Indemnification Amounts. The Company agrees to pay to or for the benefit of Indemnitee all amounts due and owing under its Indemnification obligations as determined pursuant to Section 6 of this Agreement within 10 days after such determination has been made and delivered to the Company. All written opinions of Independent Counsel and all statements, invoices, judgments and/or settlement agreements subject to the Company’s Indemnification obligations under this Agreement shall be submitted to the Company at the address provided pursuant to Section 26 of this Agreement, and shall be deemed received by the Company on the date of mailing or overnight delivery, the date of transmission by electronic means, or the date of delivery by hand (as the case may be).
10. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses or Refusal of the Company to Pay Indemnification Amounts.
(a) In the event that a determination is made that Indemnitee is not entitled to Indemnification hereunder or if the payment has not been timely made following a determination of entitlement to Indemnification pursuant to Section 6, or if Expenses are not advanced pursuant to Section 8, Indemnitee shall be entitled to an expeditious and final adjudication in the Business Case Division of the Fulton County Superior Court, State of Georgia (the “Fulton County Business Court”), which shall be the exclusive venue for any court action to determine whether Indemnitee is entitled to such Indemnification or advance. The parties shall seek expedited resolution of the matter and agree that the Fulton County Business Court may summarily determine the Company’s obligation to advance expenses (including attorneys’ fees). The parties further agree to waive trial by jury with respect to the determination whether Indemnitee is entitled to advancement or Indemnification. Alternatively, Indemnitee may, at Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. Any such adjudication or arbitration shall be limited to the Company’s obligations to Indemnitee under this Agreement, and the Company, therefore, shall not assert in such adjudication or arbitration any counterclaim against Indemnitee whatsoever, and shall not assert in such adjudication or arbitration, by counterclaim, defense, avoidance or otherwise, any contractual, legal or equitable right of recoupment, setoff, contribution, indemnification, release, waiver, estoppel, repudiation or breach of any express or implied covenant of Indemnitee; provided, however, that this sentence shall not prohibit the Company from asserting in such adjudication or arbitration that Indemnitee did not meet any relevant standard of conduct required by applicable law for Indemnification. In the event that a determination has been made in a final adjudication or arbitration pursuant to this Section 10(a) that Indemnitee is entitled to any such Indemnification or advancement of Expenses, the Company shall pay interest on the amount awarded to Indemnitee. Interest shall accrue on such amount from the date such amount was required to be paid pursuant to this Agreement until the date of payment at a rate per annum equal to three (3) percent plus the prime interest rate published in The Wall Street Journal on the date such interest begins accruing.

(b) In the event that a determination has been made pursuant to Section 6 that Indemnitee is not entitled to Indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section, the Company shall have the burden of proving that Indemnitee is not entitled to Indemnification or advancement of Expenses, as the case may be.
(c) If a determination has been made or deemed to have been made pursuant to Section 6 that Indemnitee is entitled to Indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, and shall be precluded from asserting that such determination has not been made or that the procedure for which such determination was made is not valid, binding and enforceable, absent (i) actual fraud in the request for Indemnification, or (ii) prohibition of such Indemnification under applicable law.
(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
(e) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication or arbitration of his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the kinds described in the definition of Expenses) actually and reasonably incurred by him of her in such judicial adjudication or arbitration, but only if he or she prevails therein. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the Indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.
11. Other Rights to Indemnification and Advancement of Expenses. The rights to Indemnification and advancement of Expenses provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which Indemnitee may now or in the future be entitled under any provision of the Bylaws or Articles, any vote of shareholders or Disinterested Directors, any provision of law or otherwise. Except as required by applicable law, the Company shall not adopt any amendment to its Bylaws or Articles, the effect of which would be to deny, diminish or encumber Indemnitee’s rights to Indemnification and advancement of Expenses under this Agreement.

12. Director and Officer Liability Insurance.

(a) The Company shall use commercially reasonable efforts to obtain and maintain a policy or policies of liability insurance, including broad form individual non-indemnifiable loss coverage (with difference-in-condition feature), with reputable insurance companies providing Indemnitee with coverage for losses from wrongful acts, including Expenses, and to ensure the Company’s performance of its Indemnification and advancement of Expenses obligations under this Agreement. Such coverage shall not be on terms of coverage or amounts less favorable to Indemnitee than those of the policies in effect on the date of this Agreement.
(b) The Company further agrees that all of the provisions of this Agreement shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made to, or on behalf of, Indemnitee under an insurance policy shall reduce the obligations of the Company hereunder.
13. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Following receipt of Indemnification payments pursuant to this Agreement, as further assurance, Indemnitee shall execute all papers required and take all action reasonably necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.
14. Spousal Indemnification and Advancement of Expenses. The Company shall provide Indemnitee’s spouse to whom Indemnitee is legally married at any time Indemnitee is covered under the Indemnification provided in this Agreement (even if Indemnitee did not remain married to him or her during the entire period of coverage) against any Proceeding for the same period, to the same extent and subject to the same standards, limitations, obligations and conditions under which Indemnitee is provided Indemnification herein, if Indemnitee’s spouse (or former spouse) becomes involved in a Proceeding solely by reason of his or her status as Indemnitee’s spouse, including, without limitation, any Proceeding that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from Indemnitee to his/her spouse (or former spouse). Indemnitee’s spouse or former spouse also shall be entitled to advancement of Expenses to the same extent that Indemnitee is entitled to advancement of Expenses provided under Section 8 of this Agreement. The Company may maintain insurance to cover its obligations hereunder with respect to Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow fund for that purpose; provided, however, that the Company agrees that the provisions of this Agreement shall remain in effect regardless of whether such liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made to, or on behalf of, Indemnitee’s spouse under such an insurance policy shall reduce the obligations of the Company hereunder.
15. Intent. This Agreement shall be in addition to any other rights Indemnitee may have under the Articles, Bylaws, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Articles, Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

16. Effective Date. The provisions of this Agreement shall cover claims, actions, suits or proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Company shall be liable under this Agreement, to the extent specified in Sections 1, 2, 3, 4, 8 and 14 of this Agreement, for all acts and omissions of Indemnitee while serving as a director, notwithstanding the termination of Indemnitee’s service, if such act was performed or omitted to be performed during the term of Indemnitee’s service to the Company.
17. Duration of Agreement. This Agreement shall survive and continue even though Indemnitee may have terminated his or her service as a director, agent or fiduciary of the Company or as a director, officer, partner, employee, agent or fiduciary of any other entity, including, but not limited to another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise or by reason of any act or omission by Indemnitee in any such capacity. This Agreement shall be binding upon the corporation and its successors and assigns, including, without limitation, any Company or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of Indemnitee and his/her spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representatives. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.
18. Disclosure of Payments. Except as required by any federal or state securities laws or other federal or state law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.
19. Time of the Essence. The parties expressly agree time is of the essence with respect to all provisions of this Agreement.
20. Severability. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable. If any section, clause or part of this Agreement is determined to be invalid or unenforceable, the Company in good faith shall expeditiously take all necessary or appropriate action to provide the Indemnitee with rights under this Agreement (including with respect to Indemnification, advancement of Expenses and other rights) that effect the original intent of this Agreement as closely as possible.

21. Counterparts. This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.
22. Captions. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
23. Security. To the extent requested by Indemnitee and approved by the Company’s Board of Directors, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.
24. Definitions. For purposes of this Agreement:
(a) “Change in Control” shall mean shall mean (1) an acquisition by a person of beneficial ownership of 25% or more of the combined voting power of the Company’s then outstanding voting securities, provided that any such securities acquired directly from the Company shall be excluded from the determination of such person’s beneficial ownership (but shall be included in calculating total outstanding securities); or (2) the individuals who are members of the Incumbent Board cease for any reason to constitute two-thirds of the Board of Directors; or (3) (i) a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, immediately following such merger or consolidation, more than 80% of the combined voting power of the outstanding voting securities of the resulting corporation in substantially the same proportion as their ownership of voting securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or sale or other disposition of more than 50% of the assets of the Company and its subsidiaries.
(b) “Corporate Status” describes the status of a person who is or was a director of the Company or an individual who, while a director of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, administrator or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, entity, or other enterprise. Corporate Status also describes a person’s service in connection with an employee benefit plan at the Company’s request if such person’s duties to the Company also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan. Corporate Status includes, in reference to a particular person unless the context requires otherwise, the estate or personal representative of such person.
(c) “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which Indemnification is being sought by Indemnitee.
(d) “Effective Date” means as of the date of this Agreement.

(e) “Enterprise” shall mean the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, agent or fiduciary.
(f) “Expenses” shall include, without limitation, all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any Proceeding, in each case to the extent reasonable.
(g) “Incumbent Board” includes the individuals who as of the Effective Date are members of the Board of Directors and any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the corporation’s shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (1) as a result of either an actual or threatened “election contest” (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a “Proxy Contest”) or (2) with the approval of the other members of the Board of Directors, but by reason of any agreement intended to avoid or settle an actual or threatened Proxy Contest.
(h) “Indemnification” shall mean the indemnification obligation provided under Sections 1, 2, 3, 4 and 14 of this Agreement.
(i) “Independent Counsel” shall mean an attorney with an active membership in good standing in the State Bar of Georgia who is experienced in matters of corporate law and neither he or she, nor his or her law firm, presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any other matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for Indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(j) “Proceeding” shall include, without limitation, any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil (including intentional or unintentional tort claims), criminal, administrative or investigative in nature, and whether formal or informal, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s status as a director of the Company, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as a director of the Company, or by reason of Indemnitee’s service at the request of the Company as a director, officer, general partner, managing member, fiduciary, employee or agent of any other Enterprise (in each case whether or not he or she is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which Indemnification or advancement of Expenses can be provided under this Agreement), or any foreign equivalent of the foregoing, except one initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his rights under this Agreement.
25. Entire Agreement, Modification and Waiver. This Agreement constitutes the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement shall limit or restrict any right of Indemnitee under this Agreement in respect of any act or omission of Indemnitee prior to the effective date of such supplement, modification or amendment unless expressly provided therein.
26. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt:

(a)	If to Indemnitee to:

(b)	If to the Company, to:

State Bank Financial Corporation
3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia 30326
Attention: General Counsel
or to such other address as may be furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

27. Governing Law. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, applied without giving effect to any conflicts-of-law principles. Notwithstanding the above, the parties agree that decisions of Delaware courts interpreting and applying the similar indemnification and advancement provisions of Section 145 of the Delaware General Corporation law shall be persuasive authority in the absence of Georgia appellate decisions interpreting the indemnification and advancement provisions of the GBCC.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on the day and year first above written.

STATE BANK FINANCIAL CORPORATION

By
Name:
Title:

INDEMNITEE

By
Name:

[Signature Page to Indemnification Agreement]